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                                                                    EXHIBIT 16.1




January 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Sirs:

We have read the statements made by Home Solutions of America, Inc. (formerly Nextgen Communications Corporation), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K dated December 31, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours,


/s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.